UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

(Address of Principal Executive Offices)

NEOGENOMICS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

NEOGENOMICS, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Douglas M. VanOort

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

239.768.0600

(Name, address, and telephone number of agent for service)

With copies to:

Clayton E. Parker, Esq.

John Owens, Esq.

K&L Gates LLP

200 South Biscayne Boulevard, Suite 3900

Miami, Florida 33131

Telephone: 305.539.3300

Facsimile: 305.358.7095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount To be Registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.001 par value	529,076	$4.02	$2,126,886	$290.11
Common Stock, $0.001 par value	500,000	$4.02	$2,010,000	$274.16
Total	1,029,076	$4.02	$4,136,886	$564.27

(1)	The NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) provides that the shares of common stock, par value $0.001 per share (“Common Stock”), of NeoGenomics, Inc. (the “Company”) that may be sold pursuant to Rights (as defined in the Plan) granted under the Plan shall not exceed in the aggregate one percent (1%) of the Adjusted Diluted Outstanding Shares (as defined in the Plan). This Registration Statement registers 529,076 shares of Common Stock of the Company for issuance pursuant to the Plan, in addition to (a) the 30,600 shares registered under the Plan on a registration statement on Form S-8 (File No. 333-180095) filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012, (b) the 120,000 shares registered under the Plan on a registration statement on Form S-8 (File No. 333-173494) filed with the SEC on April 14, 2011 and (c) the 320,324 shares registered under the Plan on a registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006. This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The NeoGenomics, Inc. Amended and Restated Equity Incentive Plan (the “Incentive Plan”) authorizes the issuance of a maximum of 7,000,000 shares of Common Stock. This Registration Statement registers 500,000 shares of Common Stock for issuance pursuant to the Incentive Plan, in addition to (a) the 2,656,110 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-159749) filed with the SEC on June 4, 2009, (b) the 1,594,065 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006 and (c) the 2,249,825 shares registered under the Incentive Plan on a registration statement on Form S-8 (File No. 333-125994) filed with the SEC on June 21, 2005. This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of shares of Common Stock as reported on the NASDAQ Capital Market on June 13, 2013.

PART I

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents have been previously filed by the Company with the SEC and are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 21, 2013;

(b)	The Quarterly Report of the Company on Form 10-Q filed with the SEC on May 13, 2013;

(c)	The Definitive Proxy Statement of the Company on Schedule 14A filed with the SEC on May 8, 2013;

(d)	The Current Report of the Company on Form 8-K filed with the SEC on February 19, 2013;

(e)	The Current Report of the Company on Form 8-K filed with the SEC on February 28, 2013;

(f)	The Current Report of the Company on Form 8-K filed with the SEC on April 23, 2013;

(g)	The Current Report of the Company on Form 8-K filed with the SEC on April 25, 2013;

(h)	The Current Report of the Company on Form 8-K filed with the SEC on May 9, 2013;

(i)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012;

(j)	The description of the Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of the Common Stock set forth in the Prospectus Supplement to the Company’s Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013; and

(k)	The contents of (i) the Company’s registration statement on Form S-8 (File No. 333-180095) filed with the SEC on March 14, 2012, (ii) the Company’s registration statement on Form S-8 (File No. 333-173494) filed with the SEC on April 14, 2011 and (iii) the Company’s registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan

4.2	NeoGenomics, Inc. Amended and Restated Amended and Restated Equity Incentive Plan

5.1	Opinion of Burton, Bartlett & Glogovac

23.1	Consent of Kingery & Crouse, P.A.

23.2	Consent of Burton, Bartlett & Glogovac (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

Item 9.	Undertakings.

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, Florida, on June 17, 2013.

NeoGenomics, Inc.

Date: June 17, 2013	By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chief Executive Officer and Chairman of the Board

We, the undersigned directors and officers of NeoGenomics, Inc., do hereby constitute and appoint Douglas M. VanOort and Steven C. Jones, and each and any of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable NeoGenomics, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title	Date

/s/ Douglas M. VanOort	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 17, 2013
Douglas M. VanOort

/s/ Robert P. Gasparini	Chief Scientific Officer and Director	June 17, 2013
Robert P. Gasparini

/s/ Steven C. Jones	Executive Vice President, Finance and Director	June 17, 2013
Steven C. Jones

/s/ George A. Cardoza	Chief Financial Officer (Principal Financial Officer	June 17, 2013
George A. Cardoza

/s/ Edwin F. Weidig III	Director of Finance (Principal Accounting Officer)	June 17, 2013
Edwin F. Weidig III

/s/ Michael T. Dent	Director	June 17 , 2013
Michael T. Dent, M.D.

/s/ Kevin C. Johnson	Director	June 17, 2013
Kevin C. Johnson

/s/ William J. Robison	Director	June 17, 2013
William J. Robison

/s/ Raymond R. Hipp	Director	June 17, 2013
Raymond R. Hipp

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan

4.2	NeoGenomics, Inc. Amended and Restated Equity Incentive Plan

5.1	Opinion of Burton, Bartlett & Glogovac

23.1	Consent of Kingery & Crouse, P.A.

23.2	Consent of Burton, Bartlett & Glogovac (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)